[***]= INFORMATION MARKED WITH BRACKETS IS OMITTED SINCE IT REFERS TO A SCHEDULE OR SCHEDULES OF THE AGREEMENT WHICH ARE NOT BEING FILED WITH THE AGREEMENT, AND WHICH SCHEDULES THE REGISTRANT AGREES TO FURNISH SUPPLMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

Exhibit 2.2

FIRST AMENDMENT AND WAIVER

TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT AND WAIVER dated as of June 2, 2004 to the Asset Purchase Agreement dated as of May 2, 2004 (the “Agreement”) by and among McGrath RentCorp, a California corporation (“US Buyer”), TRS-RenTelco Inc., a British Columbia corporation formerly known as Baseball II Acquisition Inc. (“Canadian Buyer”) and a wholly owned subsidiary of US Buyer (US Buyer and Canadian Buyer each being sometimes referred to herein as a “Buyer” and collectively as “Buyers”), CIT Group Inc., a Delaware corporation (“CIT”), Technology Rentals & Services, a division of CIT Technologies Corporation, a Michigan corporation (“CIT Technologies”) and an indirect wholly owned subsidiary of CIT, and CIT Financial Ltd., an Ontario corporation (“CIT Canada”) and an indirect wholly owned subsidiary of CIT (CIT Technologies and CIT Canada each being sometimes referred to herein as a “Seller” and collectively as “Sellers”). Capitalized terms used herein without definition shall have the meetings respectively ascribed to them in the Agreement.

WHEREAS, Buyers, CIT and Sellers desire to amend the Agreement and waive the provisions thereof as set forth below, and desire that, except for such amendment and waiver, the Agreement shall remain in full force and effect;

NOW, THEREFORE, the parties hereto agree as follows:

1. The definition of “Premium” in Section 1.1 of the Agreement is hereby amended by changing “20,000,000” to “20,048,586.”

2. Section 1.1 of the Agreement is hereby amended by adding the following defined terms:

“Canadian Credit Memo Adjustment” means the aggregate amount of credit adjustments issued by Canadian Buyer in respect of any Valuation Date Receivables attributable to Canadian Purchased Leases during the month of June, 2004 in accordance with the policies and practices of Sellers with respect to the Business.

“US Credit Memo Adjustment” means the aggregate amount of credit adjustments issued by US Buyer in respect of any Valuation Date Receivables attributable to US Purchased Leases during the month of June, 2004 in accordance with the policies and practices of Sellers with respect to the Business.

3. Sections 2.1(a)(i) and 2.1(b)(i) of the Agreement are each hereby amended by deleting the word “Date” after the word “Closing” in the fourth lines thereof.

4. Section 2.1(a)(xiii) of the Agreement is hereby amended by adding the following before the semi-colon: “ and the contracts and other agreements to which CIT Technologies is a party or by which it is bound as of the Closing of the type described in Section 5.15 not required to be listed in Schedule 5.15 by the terms thereof”.

5. Sections 2.1(a)(xiv) and 2.1(b)(xiv) of the Agreement are each hereby amended by deleting the word “Date” after the word “Closing” in the second and third lines thereof, respectively.

6. Section 2.1(b)(xiii) of the Agreement is hereby amended by adding the following before the semi-colon: “ and the contracts and other agreements to which CIT Canada is a party or by which it is bound as of the Closing of the type described in Section 5.15 not required to be listed in Schedule 5.15 by the terms thereof”.

7. Section 2.4(a) of the Agreement is hereby amended by adding the following words immediately prior to the semi-colon: “(other than liabilities of CIT Technologies under the Inventory Management Memorandum with Agilent Financial Services referred to in Schedule 5.2)”.

8. Section 3.1(b) of the Agreement is hereby amended by removing the period at the end of clause (iv) thereof and adding the following:

“; minus

(v) the US Credit Memo Adjustment.”

9. Section 3.1(c) of the Agreement is hereby amended by removing the period at the end of clause (iv) thereof and adding the following:

“; minus

(v) the Canadian Credit Memo Adjustment.”

10. The first sentence of Section 4.1 of the Agreement is hereby amended by changing “June 1, 2004” to “June 2, 2004.”

11. [***]

12. [***]

13. [***]

14. [***]

15. [***]

[***] = INFORMATION MARKED WITH BRACKETS IS OMITTED SINCE IT REFERS TO A SCHEDULE OR SCHEDULES OF THE AGREEMENT WHICH ARE NOT BEING FILED WITH THE AGREEMENT, AND WHICH SCHEDULES THE REGISTRANT AGREES TO FURNISH SUPPLMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

16. [***]

17. [***]

18. Buyers hereby waive receipt of the consents listed in Annex C to this First Amendment and Waiver for the purposes of Section 9.4 of the Agreement. CIT and Sellers agree, at the request of Buyers, to continue using commercially reasonable efforts to obtain such consents.

19. This First Amendment and Waiver may be executed in two or more counterparts which together shall constitute a single agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

20. This First Amendment and Waiver shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Delaware.

[***] = INFORMATION MARKED WITH BRACKETS IS OMITTED SINCE IT REFERS TO A SCHEDULE OR SCHEDULES OF THE AGREEMENT WHICH ARE NOT BEING FILED WITH THE AGREEMENT, AND WHICH SCHEDULES THE REGISTRANT AGREES TO FURNISH SUPPLMENTALLY TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.

IN WITNESS WHEREOF, Buyers, CIT and Sellers have caused this First Amendment and Waiver to be signed by their respective officers thereunto duly authorized all as of the date first written above.

MCGRATH RENTCORP

By:	/s/ Dennis C. Kakures
Name:	Dennis C. Kakures
Title:	President & CEO

TRS-RENTELCO INC.

By:	/s/ Dennis C. Kakures
Name:	Dennis C. Kakures
Title:	President

CIT GROUP INC.

By:	/s/ Tom Hallman
Name:	Tom Hallman
Title:	Vice Chairman

TECHNOLOGY RENTALS & SERVICES, A Division of CIT Technologies Corporation

By:	/s/ Paul F. Hughes
Name:	Paul F. Hughes
Title:	Senior Vice President

CIT FINANCIAL LTD.

By:	/s/ Paul F. Hughes
Name:	Paul F. Hughes
Title:	Senior Vice President

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